UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  509-838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          Submission of Matters to a Vote of Security Holders.

On June 14, 2012, Mines Management, Inc. (the “Company”) held an annual meeting of shareholders (the “Annual Meeting”) for consideration of the following proposals:

•                  Proposal 1 — The Director Election Proposal:  to elect one Class I director, Russell C. Babcock, whose term was scheduled to expire at the Annual Meeting, for a term expiring at the 2015 annual meeting of shareholders;

•                  Proposal 2 — The Auditor Appointment Proposal:  to ratify the appointment of the Company’s independent registered public accounting firm, Tanner LLC, for the fiscal year ending December 31, 2012; and

•                  Proposal 3 — The 2012 Equity Incentive Plan Proposal:  to approve the Company’s 2012 Equity Incentive Plan.

Each of the foregoing proposals is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2012.

At the Annual Meeting, there were present in person or by proxy 15,706,781 of the Company’s common shares, representing approximately 54.28% of the Company’s total outstanding common shares.  The results for each proposal submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal		Votes For	Votes Against/ Withheld	Abstention	Broker Non-Vote
1.	Proposal 1 — The Director Election Proposal
	Russell C. Babcock	3,744,616	824,690	N/A	11,137,475
2.	Proposal 2 — The Auditor Appointment Proposal	15,452,064	170,533	84,184	N/A
3.	Proposal 3 — The 2012 Equity Incentive Plan Proposal	2,518,196	1,992,068	59,042	11,137,475

Based on the above voting results, the director nominee, Russell C. Babcock, was elected and the two proposals were approved by shareholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012

MINES MANAGEMENT, INC.

	By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer